Exhibit 99.1

OPKO HEALTH ANNOUNCES NEW LISTING ON TEL AVIV STOCK EXCHANGE

—Shares already listed on NYSE and will also list on the TASE beginning August 21— under Ticker Symbol OPK

Miami, U.S. and Tel Aviv, Israel, August 19, 2013 — OPKO Health, Inc. (NYSE: OPK), a multi-national biopharmaceutical and diagnostics company, today announced that the Tel-Aviv Stock Exchange (“TASE”) has approved the new listing of OPKO’s common stock on the TASE beginning on August 21, 2013, under the ticker symbol OPK. OPKO’s common stock will thereafter be listed on both the NYSE in the United States and the TASE in Israel. Based on OPKO’s market capitalization, OPKO expects its shares to be included in the TA-25 Index (TA-25), the TASE flagship index which tracks the share prices of the 25 companies with the highest market capitalization on the exchange.

“We are very pleased to welcome OPKO, a biopharmaceutical and diagnostic company which is active around the world, to the Tel-Aviv Stock Exchange, and its entry into the leading indexes of TASE,” said Ester Levanon, CEO of the Tel-Aviv Stock Exchange. “Over the past few years TASE has become a center for biomed companies. The registration of OPKO on TASE demonstrates a vote of confidence in the Israeli stock market and the leading position of the biomed sector on TASE. By virtue of its dual listing, OPKO will enjoy significant advantages, including exposure to Israeli investors, expanded trading hours, investment by way of index-based instruments, exchange traded notes and funds and specialized funds, and easy access to institutional and private investors and emerging global companies.”

“We are pleased to start trading on the TASE with this dual listing and to join Israel’s top companies as part of the TA-25 index,” commented Dr. Phillip Frost, OPKO’s Chairman and Chief Executive Officer. “We believe that this step will expand our exposure to the Israeli investment community and will increase the interest in OPKO among Israel’s large and sophisticated institutional investors. We already have a significant presence in Israel through our ownership of FineTech Pharmaceuticals Ltd, based in Nesher, Israel, which is engaged in the development and production of high-value, high-potency specialty active pharmaceutical ingredients, and a controlling interest in Sci-Vac Ltd, which manufactures and sells a third-generation hepatitis B vaccine produced in a state of the art biologics manufacturing facility in Rehovot, Israel. We expect that Israel will become OPKO’s biotechnology R&D global center upon completion of our pending acquisition of PROLOR Biotech, Inc., a biopharmaceutical company based in Nes Ziona, Israel that is applying unique technologies to develop and commercialize longer-acting proprietary versions of already approved therapeutic proteins.”

OPKO will remain subject to the rules and regulations of the NYSE and of the U.S. Securities and Exchange Commission. Trading on the TASE occurs on Sunday from 9:45 AM to 4:30 PM Israel time and on Monday through Thursday from 9:45 AM to 5:30 PM Israel time, except on TASE trading holidays. Through the amendment to Israel’s Securities Law 5728-1968, that took effect in October 2000, U.S.-listed companies may dual-list on the TASE without any additional regulatory requirements. TASE links to the U.S. markets via a direct link to DTC, a subsidiary of the Depository Trust & Clearing Corporation, which facilitates the trading of dually-listed securities.

ABOUT OPKO HEALTH, INC.

OPKO is a multinational biopharmaceutical and diagnostics company that seeks to establish industry leading positions in large, rapidly growing markets by leveraging its discovery, development and commercialization expertise and novel and proprietary technologies. For more information, visit http://www.opko.com.

SAFE HARBOR STATEMENT

This press release includes forward looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risk and uncertainties that could cause actual results to differ materially from those anticipated. Such statements may relate to OPKO’s plans, objectives and expected financial and operating results, including statements regarding our ability to expand our exposure to the Israeli investment community and increase interest in OPKO among Israel’s large and sophisticated institutional investors. The words “may,” “could,” “would,” “will,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” and similar expressions or variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond OPKO’s ability to control. The risks and uncertainties that may affect forward looking statements include, but are not limited to: currency fluctuations, global economic and political conditions, marketing demand for OPKO’s products and services, long sales cycles, new product development, assimilating future acquisitions, maintaining relationships with customers and partners, and increased competition, as well as the risk we may not complete the acquisition of PROLOR Biotech, Inc. For more details about the risks and uncertainties related to OPKO’s business, refer to OPKO’s filings with the Securities and Exchange Commission. OPKO undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

OPKO CONTACT:

Steve D. Rubin, Executive Vice President – Administration

Juan F. Rodrigez, Chief Financial Officer

OPKO Heath, Inc.

Tel: +1 305 575-4100